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                           Trademark License Agreement


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                                     between

                           Kimberly-Clark Corporation.
                                  ("Licensor")

                                       and

                              Derma Sciences, Inc.
                                  ("Licensee")



                     Made as of the 9th day of January 2004

                           TRADEMARK LICENSE AGREEMENT

        THIS AGREEMENT made this 9th day of January, 2004, between KIMBERLY-CLARK WORLDWIDE, INC., a subsidiary of KIMBERLY-CLARK CORPORATION, a company incorporated under the laws of Delaware, (collectively, "Licensor"), and DERMA SCIENCES, INC., a company registered under the laws of Pennsylvania, ("Licensee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, concurrently herewith the parties are entering into a Purchase Agreement (the "Purchase Agreement") which transfers certain trademarks and wound care manufacturing equipment and a Supply Agreement (the "Supply Agreement") pursuant to which Licensor shall sell and Licensee shall buy certain wound care products and raw materials.

        WHEREAS, in support of the Purchase Agreement and Supply Agreement the parties want to enter into this License Agreement which would license a trademark of Licensor;

        NOW THEREFORE, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

        For the purposes of this Agreement:

        Licensed Products.  Those products listed opposite the trademarks in the
        -----------------   attached Appendix A.

        Licensed Trademark.  The trademark listed in the attached Appendix A.
        ------------------

        Licensed Territory.  United States and Canada.
        ------------------


                                    ARTICLE 2
                                TRADEMARK LICENSE

        Subject to the terms and conditions hereinafter set forth and for good and valuable consideration, Licensor hereby grants to Licensee a nonexclusive license to use the Licensed Trademark in connection with the manufacturing, producing and packaging of the Licensed Products in the Licensed Territory, and a nonexclusive license for the distribution and sale of the Licensed Products in the Licensed Territory to customers or distributors, or both for consumption in the Licensed Territory. If requested to do so by Licensor, Licensee agrees to join with Licensor in the execution of documents for recordal of this Agreement in the appropriate Trademark Offices, and in the execution of any requisite amendments to such documents.


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


                                    ARTICLE 3
                                 QUALITY CONTROL

        (a) All Licensed Products shall be manufactured, produced or packaged under sanitary conditions, and shall comply in all respects with the quality standards, package standards and other specifications which shall be supplied to Licensee by Licensor during the term of this Agreement.

        (b) Prior to commencing commercial production of any Licensed Products, Licensee shall furnish Licensor samples of all packages, labels, direction sheets, cartons, containers, advertising and promotional materials which Licensee proposes to use in connection therewith, including a copy of the printing layout and any printing or other markings which are to appear thereon, and Licensee shall not commence commercial production of any such products until Licensor shall have given Licensee written approval of such samples. Licensor shall within thirty
               (30) days subsequent to the receipt of such samples approve or disapprove the same. In the event of disapproval, Licensor shall inform Licensee of the changes required to obtain approval.

        (c) Licensee shall maintain the quality and other standards of the Licensed Products produced or packaged, or both, and sold hereunder equivalent or superior to the quality, package and other standards of the previously approved samples. Licensee shall conform all packages, labels, direction sheets, cartons, containers and advertising and promotional materials used in connection with the approved products to the previously approved samples, and shall not make any change in the previously approved printing or other markings appearing thereon without the prior written consent of Licensor.

        (d) At intervals of three (3) months, and at such other times as may be reasonable, Licensee shall furnish Licensor with samples of the packages, labels, cartons and containers related to the Licensed Products. In addition, Licensor shall have the right at any reasonable time or times to inspect all facilities and equipment used by Licensee in the producing and packaging of Licensed Products. Licensee shall not do or permit to be done any act or thing which might in any way impair the goodwill and other rights of Licensor in the Licensed Trademark, or which might otherwise prejudice, or damage the reputation of, the Licensed Trademark or the sale of the Licensed Products.


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


                                    ARTICLE 4
                        CAPACITY; LOCAL LAWS; TAXES, ETC.

        (a) Licensee shall act hereunder as an independent contractor and shall not be deemed, expressly or by implication, to be an agent, employee, or servant of Licensor for any purpose whatsoever.

        (b) In the performance of this Agreement, Licensee shall comply with all applicable laws and Licensor shall not be responsible for the consequences of any violation thereof unless such violation shall be caused by Licensor's willful or negligent disregard of Licensee's instructions or advice.

        (c) Licensee shall, in furtherance of this general obligation, render all reports and pay all taxes and duties hereunder by reason of any stamp or documentary tax or duty imposed by any governmental body of or in the Licensed Territory upon contracts or license agreements. Licensee shall also be responsible for all duties, tariffs, property taxes, fees, and other similar charges not incurred through the negligence or willful misconduct of Licensor, imposed upon the Licensed Products wherever located and upon materials purchased thereunder, after departure, from port of exit.


                                    ARTICLE 5
                                   TRADEMARKS

        Licensee acknowledges that Licensor is the sole owner of the entire right, title and interest in and to the Licensed Trademark throughout the Licensed Territory. Licensee acknowledges the validity of, and Licensor's title to and in, Licensor's registrations and applications to register the Licensed Trademark in the aforementioned areas. If requested to do so by Licensor, Licensee agrees to join with Licensor in the execution of appropriate trademark license agreements for recordal in the appropriate Trademark Offices and in the execution of any requisite amendments to such agreements. Licensee further agrees that during the term of, and after the termination of, this Agreement, however occurring, Licensee shall not do any of the following:

        (a) Use the Licensed Trademark, or any words, marks, characters or symbols in any language confusingly similar thereto or which, due to their manner of display or use, may either initially or as a result of such display or use, be considered the equivalent of the Licensed Trademark in connection with the manufacturing, producing, packaging, use, sale or distribution of any product not manufactured or packaged by Licensor or those duly authorized by it; or

        (b) Apply for or seek registration at any time of the Licensed Trademark or any words, marks, characters or symbols in any language confusingly similar thereto or which due to their manner of display or use, may either initially or as a result of such display or use, be considered the equivalent of the Licensed Trademark (it being agreed that, when called upon in writing by Licensor at any time to do so, Licensee shall, at Licensor's election, either assign to Licensor in writing any rights which


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


               Licensee may have therein or release and cancel any rights of record which Licensee might have therein); or

        (c) Use the Licensed Trademark, or any words, marks, characters or symbols in any language confusingly similar thereto or which, due to their manner of display or use, may either initially or as a result of such display or use, be considered the equivalent of the Licensed Trademark in any corporate or trade name without Licensor's specific written permission in advance (such permission, if granted, to expire concurrently with the termination of this Agreement, and the use thereof to be discontinued and such corporate or trade name to be removed from all corporate and other official registries forthwith upon termination of this Agreement); or

        (d) Use any label or container embodying any printing or ornamentation similar in appearance to any labels or containers used at any time during the term of this Agreement for any product bearing the Licensed Trademark, in connection with the manufacture, packaging, use, sale or distribution of any product (even though not distributed under a name or trademark the same as or confusingly similar to the Licensed Trademark) not manufactured or packaged by Licensor or those duly authorized by it; or

        (e) Do anything or commit any act which might prejudice or adversely affect the validity of the Licensed Trademark or Licensor's ownership thereof.

        Upon termination of this Agreement, however occurring, Licensee shall immediately cease to use the Licensed Trademark, or any similar trademarks or combination thereof, with any letters, other words, or designs, in any manner, including use upon stationery, letterheads, trade bulletins, in telephone listings, building directories, offices, plants and factories, labels, containers, packing boxes and in or on any other item whatsoever.


                                    ARTICLE 6
                                  INFRINGEMENTS

        During the term hereof, Licensee shall promptly and fully advise Licensor of any infringement in the Licensed Territory of the Licensed Trademark which comes to its notice and of the appearance on the market in the Licensed Territory of any products reasonably similar in name or package appearance to any of the Licensed Products. Licensee shall not sue any such infringer, either in its own name or in the name of Licensor, and should Licensee nevertheless bring suit against any infringer, this Agreement shall terminate immediately. Licensor shall take all reasonable steps to abate all infringements and package simulations, including, if Licensor shall so decide, the bringing of a lawsuit or lawsuits, as appropriate. Licensee shall participate on a fair and equitable basis in any money damages recovered, if Licensee has been damaged by such infringements.


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


                                    ARTICLE 7
                                   ASSIGNMENT

        Licensee shall not, without Licensor's prior written consent, sublicense, assign or transfer all or any part of its interest under this Agreement. Any purported sublicense, assignment or transfer in violation of this section shall be void.


                                    ARTICLE 8
                                    OWNERSHIP

        Except for any transfer of shares in Licensee by Licensor, Licensee shall immediately notify Licensor whenever, whether as a result of one or more transfers or as a result of recapitalization, a change occurs in the ownership of fifty percent (50%) or more of the Licensee shares outstanding.


                                    ARTICLE 9
                                      TERM

        Unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for (i) the term of the Supply Agreement between Licensee and Licensor dated January 9th, 2004 for purposes of the nonexclusive license to use the Licensed Trademark in connection with manufacturing, producing and packaging of the Licensed Products in the Licensed Territory and (ii) fifteen (15) months for the distribution and sale of the Licensed Products in the Licensed Territory for consumption in the Licensed Territory. In the event of termination of the Purchase Agreement, this Agreement shall terminate at the same time.

        This Agreement may be terminated:

        (a)    By mutual written consent of the parties at any time; or

        (b) By Licensee if it shall be determined by arbitration or by court proceedings in the Licensed Territory, from which no appeal is possible, that the Licensed Trademark is not the property of Licensor and that the rights herein granted are not available for use by Licensee; or

        (c) By either party for a substantial breach of the terms hereof by the other party if the breach is not corrected within thirty (30) days after the giving of written notice to the defaulting party calling for remedy of the breach; or

        (d) At the option of Licensor, upon written notice to Licensee effectively immediately, if Licensee shall become insolvent or shall make any assignment for the benefit of creditors or shall be placed in receivership, liquidation or bankruptcy (voluntary or involuntary); or


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


        (e) At the option of Licensor, upon written notice to Licensee effective immediately, in the event that for any reason, other than the free and voluntary decision of Licensor:

               (i) any of the rights granted by this Agreement, including trademark license rights, or any of the properties of Licensee having any relationship to the subject matter of Licensee's operations under this Agreement are expropriated, confiscated, limited, or otherwise restricted or hypothecated, either in whole or in part, by or through the operation of any law, decree, ordinance or other governmental action; or

               (ii) the management or control, or both, of all or any part of Licensee's business subject to the terms of this Agreement by law, decree, ordinance or other governmental action, is vested in, or is made subject to, the control or direction of any governmental action, officer, appointee or designee, or any other person, firm or company not a party to this Agreement; or

        (f) At the option of Licensor, upon written notice to Licensee effective forthwith, if any person or persons (whether individuals, partnerships or corporations) acquire a total of fifty percent (50%) or more of the Licensee shares outstanding.

        Termination of this Agreement, however occurring, shall not relieve either party of any obligation under this Agreement which by its terms is to continue after termination. Failure by either party in any one or more instances to terminate this Agreement and any extensions and consents given for whatever purpose shall not be construed to be a condonation or waiver of any rights.


                                   ARTICLE 10
                                  GOVERNING LAW

        The validity and effect of this Agreement and the rights and obligations of all parties affected hereby shall be construed and determined under the laws of the State of Texas.


                                   ARTICLE 11
                                ENTIRE AGREEMENT

        This Agreement and its Appendices constitute the entire agreement between the parties related to the subject matter hereof, and supersede any and all prior or contemporaneous agreements, whether oral or written, relating to the subject matter of this Agreement. Any amendment or changes in this Agreement must be in writing and signed by both parties.


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


                                    ARTICLE 12
                                     NOTICES

        All notices and written communications in connection with this License Agreement shall be deemed sufficient, and delivery thereof shall be deemed complete, on the seventh day after mailing, on the part of Licensor, if mailed by registered air mail to:

       Derma Sciences, Inc.
       214 Carnegie Center, Suite 100
       Princeton, NJ 08540

       ATTENTION:  CFO

and on the part of Licensee if mailed by registered air mail to:

       Kimberly-Clark Corporation, Inc.
       1400 Holcomb Bridge Road
       Roswell, GA  30076

       Attention:  General Counsel

or to such other address as either party may hereafter specify as its own address by notice in writing to the other party.


        IN WITNESS WHEREOF, this Agreement has been duly executed as on the effective date above written.

                                      KIMBERLY-CLARK CORPORATION


                       By:
                          ------------------------------------------------------
                     Name                      Robert E. Abernathy
                    Title:               President, Business-to-Business

                                         DERMA SCIENCES, INC.



                       By:
                          ------------------------------------------------------
                      Name                     Edward J. Quilty
                     Title:           President and Chief Executive Officer

                                   APPENDIX A

                        Licensed Trademarks and Products
                        --------------------------------

        Trademark                    Products

        KIMBERLY-CLARK               Adhesive Skin Closures; Multi-Layered
                                     and Bordered Wound Dressings;
                                     Non-Adherent Dressings (Sterile);
                                     Packing Strips (Sterile)






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